   As filed with the Securities and Exchange Commission on September 14, 2001
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              BUSINESS OBJECTS S.A.
             (Exact name of Registrant as specified in its charter)
                                   ----------

      REPUBLIC OF FRANCE                                    NONE
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             157-159 ANATOLE FRANCE
                                LEVALLOIS-PERRET
                                  FRANCE 92300
   (Address, including zip code, of Registrant's principal executive offices)
                                   ----------
                    FRENCH EMPLOYEE SAVINGS PLAN, AS AMENDED
           1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                             2001 STOCK OPTION PLAN
                           (Full titles of the Plans)
                                   ----------
                           CLIFTON THOMAS WEATHERFORD
                             CHIEF FINANCIAL OFFICER
                            BUSINESS OBJECTS AMERICAS
                              3030 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 953-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                                    Copy to:
                             STEVEN V. BERNARD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                                   ----------

                                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
       TITLE OF SECURITIES               AMOUNT TO BE      OFFERING PRICE          AGGREGATE           REGISTRATION
         TO BE REGISTERED                 REGISTERED         PER SHARE         OFFERING PRICE              FEE
----------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value
  0.10 euros per share(1) .........
----------------------------------------------------------------------------------------------------------------------
French Employee Savings Plan                 50,000       $         19.24        $   962,000(2)        $        240.50
----------------------------------------------------------------------------------------------------------------------
1995 International Employee Stock
  Purchase Plan                             200,000       $         19.24        $ 3,848,000(2)        $        962.00
----------------------------------------------------------------------------------------------------------------------
2001 Stock Option Plan                    3,450,000       $         22.63        $78,073,500(3)        $     19,518.38
----------------------------------------------------------------------------------------------------------------------

(1) American Depositary Shares evidenced by American Depositary Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depositary registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-83164).

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $19.24 per share (85% of $22.63, which was the average of the high and low prices of the Registrant's American Depositary Shares on September 10, 2001).

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $22.63 per share (the average of the high and low prices of the Registrant's American Depositary Shares on September 10, 2001).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 50,000 of the Registrant's Ordinary Shares ("Shares") to be issued pursuant to the Registrant's French Employee Savings Plan, as amended (the "Savings Plan"), (ii) an additional 200,000 Shares to be issued under the Registrant's 1995 International Employee Stock Purchase Plan, as amended (the "1995 Plan") and (iii) 3,450,000 Shares to be issued pursuant to the 2001 Stock Option Plan. The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") relating to the Savings Plan and the 1995 Plan (Commission File No. 333-42670) is incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference:

                1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

                3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

                4. The description of Registrant's Ordinary Shares, nominal value 0.10 euros per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a written agreement with each of its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER                     DESCRIPTION OF DOCUMENT
       -------  ----------------------------------------------------------------
        4.1(1)  Form of Deposit Agreement, as amended and restated on December
                30, 1998, among Business Objects S.A., the Bank of New York, as
                Depositary, and holders from time to time of American Depositary
                Shares issued thereunder (including Exhibit A to the Deposit
                Agreement).

        4.2(2)  French Employee Savings Plan, as amended.

        4.3     1995 International Employee Stock Purchase Plan, as amended.

        4.4     2001 Stock Option Plan.

        5.1 Opinion of Shearman & Sterling as to the validity of the Ordinary Shares.

        23.1    Consent of Ernst & Young LLP, independent auditors.

        23.2    Consent of Shearman & Sterling (included in Exhibit 5.1).

        24.1    Powers of Attorney (included on signature page).

----------

(1) Incorporated by Reference to Exhibit 4.0 to the Registrant's 1998 Annual Report on Form 10-K filed with the Commission.

(2) Incorporated by Reference to the Addendum to the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 24, 2000.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on September 14, 2001.

                                       BUSINESS OBJECTS S.A.


                                       By:  /s/ Bernard Liautaud
                                           -------------------------------------
                                           Bernard Liautaud,
                                           Chairman, President and Chief
                                           Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton T. Weatherford and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on September 14, 2001, by the following persons in the capacities indicated.

            SIGNATURE                                           TITLE                                    DATE
------------------------------------       -----------------------------------------------          ---------------
     /s/ Bernard Liautaud                  Chairman of the Board, President and Chief               September 14, 2001
------------------------------------       Executive Officer (Principal Executive Officer)
        BERNARD LIAUTAUD

     /s/Clifton T. Weatherford             Chief Financial Officer and Senior Group Vice            September 14, 2001
------------------------------------       President (Principal Financial and Accounting
      CLIFTON T. WEATHERFORD               Officer)

     /s/ Bernard Charles                   Director                                                 September 14, 2001
------------------------------------
       BERNARD CHARLES

     /s/ Arnold N. Silverman               Director                                                 September 14, 2001
------------------------------------
       ARNOLD N. SILVERMAN

      /s/ Albert Eisenstat                 Director                                                 September 14, 2001
------------------------------------
         ALBERT EISENSTAT

        /s/ John Olsen                     Director                                                 September 14, 2001
------------------------------------
          JOHN OLSEN

     /s/ Bernard Bourigeaud                Director                                                 September 14, 2001
------------------------------------
       BERNARD BOURIGEAUD

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                     DESCRIPTION OF DOCUMENT
       -------  ----------------------------------------------------------------
        4.1(1)  Form of Deposit Agreement, as amended and restated on December
                30, 1998, among Business Objects S.A., the Bank of New York, as
                Depositary, and holders from time to time of American Depositary
                Shares issued thereunder (including Exhibit A to the Deposit
                Agreement).

        4.2(2)  French Employee Savings Plan, as amended.

        4.3     1995 International Employee Stock Purchase Plan, as amended.

        4.4     2001 Stock Option Plan.

        5.1 Opinion of Shearman & Sterling as to the validity of the Ordinary Shares.

        23.1    Consent of Ernst & Young LLP, independent auditors.

        23.2    Consent of Shearman & Sterling (included in Exhibit 5.1).

        24.1    Powers of Attorney (included on signature page).

----------

(1) Incorporated by Reference to Exhibit 4.0 to the Registrant's 1998 Annual Report on Form 10-K filed with the Commission.

(2) Incorporated by Reference to the Addendum to the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 24, 2000.